UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

____________________________________________________

                            FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2004

                         ENEFTECH CORPORATION
         (Exact name of registrant as specified in its charter)

                               TEXAS
   (State or other jurisdiction of incorporation or organization)


             00-32677                           76-0676166
    (Commission File Number)         (IRS Employer Identification No.)

           P.O. Box 6162,          		           77040
       Burbank, California                         (Zip Code)
               (Address of principal executive offices)


                              (310) 994-4408
                  (Registrant's telephone number, including area code)

ITEM  1.  CHANGES  IN  CONTROL OF REGISTRANT

     On August 20 2004, the registrant entered into an acquisition transaction with iWorld Projects & Systems, Inc., a Florida corporation (?iWorld?) with its principal offices located in Dallas, Texas. Under the terms of the acquisition, the registrant would have acquired all of the issued and outstanding shares of stock of iWorld, which would have become a wholly owned subsidiary of the registrant. A copy of the acquisition agreement was attached as Exhibit 10.1 to a Form 8K report filed with the SEC on August 20, 2004.

	The registrant has not completed the acquisition of iWorld due to the registrant?s inability to complete the audit of its financial statements, or to file amendments to certain
SEC 10K filings to include the audited financial statements.
The closing of the transaction has now been postponed indefinitely and no shares of the registrant have been issued as a result of the proposed transaction with iWorld.

As a result of the indefinite postponement of the acquisition, control of the registrant has not been changed.

                                  SIGNATURES

     Pursuant to  the  requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2004

                            ENEFTECH CORPORATION.



                            By /s/ Stephen Stotesbery
                            ---------------------------------
                            Stephen Stotesbery, President